 EXHIBIT 4.4

Specimen DAK Utility Token Smart Contract

pragma solidity ^0.4.18;

contract SafeMath {

function safeAdd(uint256 x, uint256 y) internal returns(uint256) {

uint256 z = x + y;

assert((z >= x) && (z >= y));

return z;

}

function safeSubtract(uint256 x, uint256 y) internal returns(uint256) {

assert(x >= y);

uint256 z = x - y;

return z;

}

function safeMult(uint256 x, uint256 y) internal returns(uint256) {

uint256 z = x * y;

assert((x == 0)||(z/x == y));

return z;

}

}

contract Token {

uint256 public totalSupply;

function balanceOf(address _owner) constant returns (uint256 balance);

function transfer(address _to, uint256 _value) returns (bool success);

function transferFrom(address _from, address _to, uint256 _value) returns (bool success);

function approve(address _spender, uint256 _value) returns (bool success);

function allowance(address _owner, address _spender) constant returns (uint256 remaining);

event Transfer(address indexed _from, address indexed _to, uint256 _value);

event Approval(address indexed _owner, address indexed _spender, uint256 _value);

}

/* ERC 20 token */

contract StandardToken is Token, SafeMath {

mapping (address => uint256) balances;

mapping (address => mapping (address => uint256)) allowed;

modifier onlyPayloadSize(uint numwords) {

assert(msg.data.length == numwords * 32 + 4);

_;

}

function transfer(address _to, uint256 _value)

returns (bool success)

{

if (balances[msg.sender] >= _value && _value > 0 && balances[_to] + _value > balances[_to]) {

balances[msg.sender] = safeSubtract(balances[msg.sender], _value);

balances[_to] = safeAdd(balances[_to], _value);

Transfer(msg.sender, _to, _value);

return true;

} else {

return false;

}

}

function transferFrom(address _from, address _to, uint256 _value)

returns (bool success)

{

if (balances[_from] >= _value && allowed[_from][msg.sender] >= _value && _value > 0 && balances[_to] + _value > balances[_to]) {

balances[_to] = safeAdd(balances[_to], _value);

balances[_from] = safeSubtract(balances[_from], _value);

allowed[_from][msg.sender] = safeSubtract(allowed[_from][msg.sender], _value);

Transfer(_from, _to, _value);

return true;

} else {

return false;

}

}

function balanceOf(address _owner) constant returns (uint256 balance) {

return balances[_owner];

}

function approve(address _spender, uint256 _value)

onlyPayloadSize(2)

returns (bool success)

{

allowed[msg.sender][_spender] = _value;

Approval(msg.sender, _spender, _value);

return true;

}

function allowance(address _owner, address _spender)

constant

onlyPayloadSize(2)

returns (uint256 remaining)

{

return allowed[_owner][_spender];

}

}

/**

* @title DAKToken

* @dev ERC20 Token, where all tokens are pre-assigned to the creator.

* Note they can later distribute these tokens as they wish using `transfer` and other

* `StandardToken` functions.

*/

contract DAKToken is StandardToken {

string public name = "DAK Token";

string public symbol = "DAK";

uint256 public decimals = 18;

uint256 public INITIAL_SUPPLY = 5250000000 * 1 ether;

/**

* @dev Contructor that gives msg.sender all of existing tokens.

*/

function DakToken() {

totalSupply = INITIAL_SUPPLY;

balances[msg.sender] = INITIAL_SUPPLY;

}

}